UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

Clone Algo Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54083	27-3183663
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Changi North Street 1, Singapore 489789
(Address of principal executive office)

+(65) 8688 5566
(Registrant's telephone number, including area code)

n/a
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

On April 30, 2014, Clone Algo Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (the “SEC”) to report, among other items, that on April 29, 2014, the Board of Directors of the Company appointed Hartley Moore Accountancy Corporation (“Hartley Moore”) as our independent registered public accounting firm.  This amendment is being filed to clarify that during the years ended March 31, 2014 and 2013 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Hartley Moore with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Hartley Moore concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.  Other than as described above, this amendment does not amend any other information previously filed in the Original Form 8-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm

On April 29, 2014, the Board of Directors of the Company appointed Hartley Moore Accountancy Corporation (“Hartley Moore”) as our independent registered public accounting firm.

During the years ended March 31, 2014 and 2013 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Hartley Moore with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Hartley Moore concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLONE ALGO INC.

Date: April 30, 2014	By:	/s/ Niraj Goel
Niraj Goel
Chief Executive Officer